JOINT FILER INFORMATION


Name:                  Anschutz Company

Address:               555 17th Street, Suite 2400
                       Denver, Colorado 80202

Designated Filer:      Philip F. Anschutz

Issuer and Trading Symbol:    Qwest Communications International Inc. (Q)

Date of Earliest Transaction
Required to be Reported:      11/17/2003

Signature:                    Anschutz Company

					By:  Philip F. Anschutz, Chairman

Date:  November 19, 2003      s/ Thomas A. Richardson
                              Thomas A. Richardson, Attorney in Fact